Exhibit 99.(c)(2)
PROJECT MANGO | NON-BINDING PROPOSAL SUMMARY 28 AUGUST 2025

2 EXECUTIVE SUMMARY On 19-August-25 MTN Group submitted a Non-Binding Proposal to acquire IHS Holding Limited for an all-cash offer price of $7.50 / share (the “Cash Offer”) Cash Offer represents premium of 30% to IHS’ 90-day volume weighted average share price (VWAP) of $5.76 as of 15-Aug-25 As of 22-Aug-25, represents 6% premium to current and 15% premium to 30-day VWAP During Strategic Review process, there has been interest in IHS’ country-level asset portfolios from different geographically-focused bidders, however there are few buyers interested in WholeCo Proposed Transaction conditioned upon IHS Latam (Towers and I-Systems) being disposed for cash consideration at a valuation of not less than 10.0x 2025E EBITDAaL ($1.1bn firm value), with proceeds from disposal received by IHS prior to the consummation of the Proposed Transaction Project Iguazu (Latam Towers) engaged with 5 financial sponsors (Actis, CDPQ, I Squared, Macquarie, OTPP) and expecting Non-Binding Offers by the week of 08-Sep-25 Project Mancini (I-Systems) conversations progressing with TIM Brasil and parent Telecom Italia after receipt of Non-Binding Offer on 04-Aug-25 Proposed response for Board’s consideration to be delivered by J.P. Morgan to MTN’s advisors, Bank of America and Citi, focusing on: Counterproposal of an increased Cash offer [range TBD] Cash Offer does not reflect full Cash on IHS’ Balance Sheet, Rwanda sale proceeds, or potential Holding company synergies Removing firm value threshold for Latam disposal and maintaining flexibility for an alternative structure in both parties’ interest to ensure deal certainty

3 MTN OFFER SUMMARY BASED ON MANAGEMENT ESTIMATES (AS OF 22-AUG-25) $mm, except per share values Current Offer price $7.09 $7.50 $8.00 $8.50 $9.00 % premium to current $7.09 0% 6% 13% 20% 27% % premium to September 2023 MTN announcement1 7.31 (3%) 3% 9% 16% 23% % premium to median Broker price target 8.00 (11%) (6%) 0% 6% 13% % premium to 30-day VWAP 6.49 9% 15% 23% 31% 39% % premium to 60-day VWAP 6.09 16% 23% 31% 40% 48% % premium to 90-day VWAP 5.83 22% 29% 37% 46% 54% % premium to 90-day VWAP (per offer letter)2 5.76 23% 30% 39% 48% 56% Equity value3 $2,445 $2,586 $2,758 $2,931 $3,103 Plus: Firm value adjustments (incl. RW adjustments)4 2,707 2,707 2,707 2,707 2,707 Firm value (pre-IFRS) $5,151 $5,293 $5,465 $5,638 $5,810 Plus: ROU Lease Liabilities (incl. RW adjustments)5 595 595 595 595 595 Firm value (post-IFRS) $5,746 $5,888 $6,060 $6,233 $6,405 Implied multiples (Base case, excl. RW) Metric FV / 2025E EBITDA (post-IFRS; post-SBC) $948 6.1x 6.2x 6.4x 6.6x 6.8x FV / 2025E EBITDAaL (pre-IFRS; post-SBC) 839 6.1x 6.3x 6.5x 6.7x 6.9x FV / 2026E EBITDA (post-IFRS; post-SBC) $966 5.9x 6.1x 6.3x 6.5x 6.6x FV / 2026E EBITDAaL (pre-IFRS; post-SBC) 849 6.1x 6.2x 6.4x 6.6x 6.8x Implied multiples (Risk-Adj. Base Case, excl. RW) FV / 2025E EBITDA (post-IFRS; post-SBC) $948 6.1x 6.2x 6.4x 6.6x 6.8x FV / 2025E EBITDAaL (pre-IFRS; post-SBC) 839 6.1x 6.3x 6.5x 6.7x 6.9x FV / 2026E EBITDA (post-IFRS; post-SBC) $949 6.1x 6.2x 6.4x 6.6x 6.7x FV / 2026E EBITDAaL (pre-IFRS; post-SBC) 833 6.2x 6.4x 6.6x 6.8x 7.0x Offer price $7.09 $7.50 $8.00 $8.50 $9.00 Latam 2025E FV / EBITDAAL (pre-IFRS) sale multiple 9.0x 5.6x 5.7x 6.0x 6.2x 6.4x 9.5x 5.5x 5.7x 5.9x 6.1x 6.3x 10.0x 5.5x 5.6x 5.8x 6.1x 6.3x 10.5x 5.4x 5.6x 5.8x 6.0x 6.2x 11.0x 5.4x 5.5x 5.7x 6.0x 6.2x Source: IHS management Sellside case as of 10-Jun-25; Company filings; FactSet as of 22-Aug-25; Note: Stock based compensation (SBC) adjustments to management forecasts based on average broker consensus estimates; 1 Unaffected date as of 07-Sep-23, closing day prior to MTN Nigeria announcement of deal with American Tower to operate 2,500 IHS sites; 2 Non-binding proposal refers to 15-August-25 reference date for 90-day VWAP; 3 Based on basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil; 4 Net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per management Base case; 5 $595mm in ROU Lease Liabilities as of 30-Jun-25 based on filings ROU Lease Liabilities of $614mm and $19mm of ROU Lease Liabilities from Rwanda as of 30-Jun-25 per management Base case used to calculate post-IFRS firm value and EBITDA (post-IFRS) multiples; 6 IHS Africa EBITDA (post-IFRS) adjusted for Holding costs attributable to IHS Latam of ~$17mm based on IHS Latam 2025E EBITDA (post-IFRS) contribution Offer price $7.09 $7.50 $8.00 $8.50 $9.00 Latam 2025E FV / EBITDAAL (pre-IFRS) sale multiple 9.0x 5.5x 5.6x 5.8x 6.0x 6.3x 9.5x 5.4x 5.6x 5.8x 6.0x 6.2x 10.0x 5.4x 5.5x 5.7x 5.9x 6.2x 10.5x 5.3x 5.5x 5.7x 5.9x 6.1x 11.0x 5.3x 5.4x 5.6x 5.8x 6.1x Current Current IMPLIED IHS AFRICA FV / 2026E EBITDA (POST-IFRS; POST-SBC; EXCL. RW) AT VARIOUS PRICES AND LATAM SALE MUTLIPLES (BASE CASE)6 IMPLIED IHS AFRICA FV / 2026E EBITDA (PRE-IFRS; POST-SBC; EXCL. RW) AT VARIOUS PRICES AND LATAM SALE MUTLIPLES (RISK-ADJ. BASE CASE)6 For reference only Assumes valuation date of 30-Jun-25; pro forma for sale of Rwanda

For reference only

PROJECT MANGO NON-BINDING PROPOSAL RECEIVED 19-AUG-25

	Non-Binding Proposal	Issues for consideration
Valuation	• MTN Group Limited (" MTN") submitted Non-Binding Proposal of **$7.50 / share**, yielding implied **FV (post-IFRS) / tower of ~$158.6k**[1] and **FV / 2026E EBITDA (post-IFRS; post-SBC) of 6.0x based on Broker estimates** • **Proposal assumes 10x FV / 2025E EBITDAaL for IHS Latam, with 2025E EBITDAaL of ~$110.4mm based on Sellside model provided to MTN on 10-Jun-25, representing ~$1.1bn**	• Proposal **does not reflect synergy and cost saving opportunities**: ◦ Rearranging existing agreements ◦ Insourcing operating expenses ◦ No mention of public company costs and SG&A synergies shared during process • Proposal **does not reflect value of expected ALFCF generation between signing and closing**
Financing sources	• Funded through combination of MTN existing equity, new MTN Group debt, IHS Cash on Balance Sheet at closing, including Latam Sale Proceeds and roll-over of IHS capital structure • MTN to have fully committed financing at signing of definitive transaction agreement and does not expect the transaction to be subject to any financing contingency • Sources as outlined by the Non-Binding Proposal: ◦ **MTN Group Existing IHS Equity Rollover:** $639mm (12%) ◦ **MTN Group New Debt:** $1,000mm (18%) ◦ **IHS Cash:** $307mm (6%) ◦ **Latam Sale Proceeds:** $639mm (12%) ◦ **IHS Debt Rolled-over:** $2,947mm (53%)	• **$307mm of Holding Cash does not reflect ~$708mm of Cash on IHS' Balance Sheet** represented by $533mm of Group Cash as of Q2'25 and anticipated $175mm Rwanda sale proceeds • **Request Highly Confident Letter** from Citi, BofA and any other financial advisors on providing debt mentioned in New Funding

Source: IHS management, Company filings; MTN Group Non-Binding Offer submitted on 19-Aug-25; Note: Net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction from IHS to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per Management Base Case; basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil; EBITDA post-Stock Based Compensation (SBC) for Sellside model implied using average broker forecasts; [1] Tower count as of Q2'25 of 37,717, which excludes 1,467 towers in Rwanda

J.P.Morgan IHS Towers of strength
4

For reference only

PROJECT MANGO NON-BINDING PROPOSAL RECEIVED 19-AUG-25

	Non-Binding Proposal	Issues for consideration

IHS Latam Condition Precedent	• Condition precedent that IHS Latam disposed of pre-completion of transaction
	• Proposal assumes IHS Latam disposed for cash consideration of not less than 10.0x FV / 2025E EBITDAaL
	  • Sellside model as of 10-Jun-25 IHS Latam 2025E EBITDAaL of ~$110mm implies ~$1.1bn valuation
	    – Latam Towers 2025E EBITDAaL of ~$68mm
	    – I-Systems 2025E EBITDAaL of ~$42mm
		• **Flexibility on price threshold and deal structure to ensure the resources exhausted to embark on this path are worthwhile**
		• **Flat CP comes with restrictions** as announcing a deal with substantial closing risk and forcing sellers at a specific price provides little protection to IHS
		• Current threshold for price adjustment of ~$1.1bn leaves little margin for error

Exclusivity and Diligence	• **Exclusivity period:** 10 weeks • **Diligence:** Business plan; review of MLAs and SLAs with key tenants; key assets reviews; review of synergies; accounting valuation of assets and liabilities for purposes of IFRS 3; environmental and safety compliance	• **Exclusivity should be revisited with revised offer** • **10 weeks of additional diligence is too long given the amount of diligence and information shared**
Transaction structure	• Acquisition of the Company in a single transaction agreement and for Proposed Transaction to be structured as one-step statutory merger • Require the approval by way of a special resolution that is passed by at least two-thirds of the Company's shareholders voting on the resolution	• **Confirmed by counsel that transaction can be structured as one-step merger** with approval by way of special resolution passed by two-thirds of shareholders voting on resolution

Source: IHS management, MTN Group Non-Binding Offer submitted on 19-Aug-25

J.P.Morgan IHS Towers of strength
5

PROJECT MANGO NON-BINDING PROPOSAL RECEIVED 19-AUG-25 Non-Binding Proposal Issues for consideration Approvals / Assumptions Execution of mutually agreeable transaction documentation subject to: Satisfactory completion of diligence, negotiation of mutually acceptable terms and approval by MTN management and Board of Directors Have not currently identified any material regulatory or other third-party approvals outside of those typical to a transaction of this type Cash Offer based on no dividend or other distributions by IHS to shareholders have been made or will be declared, made or paid following the date of this letter Other closing assumptions: IHS Latam Condition Precedent Ability to rollover IHS capital structure Satisfactory completion of confirmatory and financial due diligence items Securing $1.0bn debt at MTN Group level $307mm cash on IHS Balance Sheet at close excluding Latam proceeds of $639mm Sale of IHS Rwanda is closed and initial payment of $175mm received Receipt of IHS shareholder approval and any required third-party consents All necessary governmental and regulatory consents (Nigeria and South Africa authorities, as applicable) as well as satisfaction of other customary conditions Request Highly Confident Letter from Citi, BofA and any other financial advisors on providing debt mentioned in New Funding To confirm closing assumptions related to rollover of IHS capital structure 6 For reference only Source: MTN Group Non-Binding Offer submitted on 19-Aug-25

Counterparty Key contact(s) Feedback Ralph Mupita (CEO) ● Submitted Non-Binding Offer on 19-Aug-25 at $7.50 / share in cash ● Offer conditional on IHS Latam being disposed pre-completion of the transaction with a minimum cash consideration Sunil Mittal (Founder, Chairman) ● Reviewed opportunity to create TowerCo JV with MTN Group ● Ultimately passed on investment opportunity as couldn’t get comfortable on Latam, operations in only two IHS markets post-Rwanda sale, and low valuation expectations Neil Seidman (SVP, M&A) Junaid Shafi (VP, International M&A) ● WholeCo would not be of interest, instead focused on scaling in current Africa presence in South Africa and Tanzania ● Internal strategic priority for Africa is to gain better scale in current countries (#4 independent TowerCo in South Africa behind Swiftnet, IHS and AMT, and #2 independent TowerCo in Tanzania behind Helios) before adding more countries to their African platform Emmanuel Léonard (Chief International Officer) Mohammed Alhakbani (CEO) Steven Marshall (Board Member, Former EVP of AMT and President of US Business) Charles Desjardins (General Manager) ● SSA outside of target geographies currently Counterparty Key contact(s) Feedback Mamoun Jamai (Head of Digital Infrastructure) Blake Calogero (Portfolio Manager) ● Preference for WholeCo (for take private scenario only) or Africa – would not lead and would prefer to partner with other investors with credentials in sector and Africa ● Believe digital infrastructure and towers most attractive sectors in Africa ● See Nigeria as difficult, but if part of WholeCo or Africa platform, could be possible ● Prefer diversity over single country exposure ● Mentioned take private alongside other likeminded investors could make sense – solves noise around governance and different perspectives between shareholders ● Noted minimum check size USD $500mm for minority – prefer $750- 1,000mm, but could go lower for developing countries Robin Weber (VP, M&A BD) ● Do not have executive support to proceed in Africa ● In 2025, CEO, Steve Vondran publicly commenting on focus on Developed Markets Jas Khaira (Sr. MD, BX TacOps) John Watson (MD, BX TacOps) Chad Crank (MD, Grain) ● Submitted diligence questions for WholeCo in Apr-24 ● Diligence progressed until Nov-24 ● Paused conversations on WholeCo given low valuation expectations ● Considered acquiring IHS and selling Latam itself – had difficulty with underwriting I-Systems KEY COUNTERPARTY WHOLECO INTERACTIONS 7 Last contact: Apr-24 Last contact: Jul-24 TacOps Last contact: Nov-24 Last contact: Jul-25 Last contact: Jul-24 For reference only Interest in IHS country-level asset portfolios has been received from different geographically-focused bidders, but few buyers interested in WholeCo Last contact: May-25 Last contact: Aug-25

Source: IHS management; Note: FYE 31-Dec; Note: 1 Extrapolated based on 2029 broker estimates and lack of broker estimates post-2029 8 COMPARISON BETWEEN MANAGEMENT AND BROKER CASES Base case (as of 22-Aug-2025) Risk-adjusted base case (as of 22-Aug-2025) Sellside case (as of 10-Jun-25) Broker benchmarks ’25E – ’30E revenue CAGR 6.0% 4.5% 9.7% 6.0% 2030E EBITDA (post-IFRS; pre-SBC) margin 61.0% 60.3% 66.6% 59.2%1 2030E total capex as a % of revenue 16.0% 15.2% 17.2% 16.1%1 1 2 For reference only

FV / 2026E EBITDA1 (post-IFRS; post-SBC) 4.29x – 6.06x 5.65x – 9.48x 5.75x – 7.25x 5.75x – 7.25x 6.12x – 7.24x 5.91x – 6.98x FV / 2026E EBITDAaL2 (pre-IFRS; post-SBC) 4.18x – 6.20x 5.73x – 10.09x 5.84x – 7.55x 5.84x – 7.55x 6.27x – 7.54x 6.03x – 7.25x Metric ($mm), except share prices Low: $2.44 Date: 11/12/24 High: $7.41 Date: 08/12/25 Range: $6.25 – $17.00 $966 $949 Discount rate: 11.00% – 12.00% TGR: 2.00% – 3.00% Discount rate: 11.00% – 12.00% TGR: 2.00% – 3.00% Implied firm value (post-IFRS) ($mm)3 $4,143 – $5,855 $5,457 – $9,163 $5,555 – $7,004 $5,459 – $6,883 $5,916 – $6,993 $5,615 – $6,631 Implied equity value ($mm)4 $841 – $2,553 $2,155 – $5,861 $2,253 – $3,702 $2,157 – $3,581 $2,614 – $3,692 $2,313 – $3,329 9 PRELIMINARY ILLUSTRATIVE VALUATION ANALYSIS 52-week trading range ($ per share) Broker estimates Trading multiples: 2026E Adj. EBITDA (post-IFRS; post-SBC) 5-year DCF $7.41 $17.00 $10.74 $10.39 $10.71 $9.65 $2.44 $6.25 $6.54 $6.26 $7.58 $6.71 52-week high / low Price per share Base case Valuation driver Base case Risk-adjusted Base case Broker G $17.00 Broker A $8.75 Broker F $8.50 Broker D $7.70 Broker C $6.25 Broker B $8.00 Broker E $6.50 Assumes valuation date of 30-Jun-25; pro forma for sale of Rwanda FOR REFERENCE ONLY Offer price: $7.50 Risk-adjusted Base case Source: IHS management; Company filings as of 30-Jun-25 (Q2’25), FactSet as of 22-Aug-25; Note: FYE 31-Dec; metrics based on Management Base Case unless otherwise stated; assumes valuation date of 30-June-25; assumes SBC based on average broker estimates applied to management estimates; net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction from IHS to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per Management Base Case; $595mm of ROU Lease Liabilities as of 30-Jun-25 represents ROU Lease Liabilities based on filings of $614mm and $19mm of ROU Lease Liabilities from Rwanda as of 30-Jun-25 per Management Base Case used to calculate post-IFRS firm value and EBITDA (post-IFRS) multiples; 1 EBITDAaL (EBITDA after Leases) represents EBITDA (pre-IFRS); 2 EBITDA uses EBITDA (post-IFRS), consistent with IHS financial reporting and broker estimates of EBITDA; 3 Represents implied firm value (pre-IFRS) plus ROU Lease Liabilities of $595mm; 4 Share count based on basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil

For reference only

IHS ILLUSTRATIVE PRIVATE MARKET SUM-OF-THE-PARTS BASED ON BASE CASE ESTIMATES

IHS is currently valued at $5.7bn or 6.3x NTM FV / EBITDA (post-IFRS; post-SBC; pro forma for sale of Rwanda) as of 30-Jun-25 (based on Management Base Case estimates[1]); pro forma for sale of Rwanda; theoretical private markets based illustrative SOTP of IHS suggests there is ~$0.6bn of value not currently ascribed to business resulting in share price of $8.76

ILLUSTRATIVE SUM OF THE PARTS VALUATION ($MM)

Assumes 30-Jun-25 valuation date

Methodology	
1	Valued based on Zorro offers (August 2025)
2	Valued based on offers[3] for Zambia, Cameroon, and South Africa; NTM EBITDA of 8.0x for Ivory Coast
3	Valued based on communicated offer for Latam Towers and offer for I-Systems in Brazil[4]



1
$3,500
2
$2,050
3
$1,475
($725)
($3,125)
($150)
Implied share price
HIGH
LOW
$3,475
$10.11
$3,025
$8.76
$2,550
$7.42
Current share price: $7.09
~24% premium to current
$2,450
$5,750
For reference only
Synergy value
$600
$3,625
$3,025
IHS Nigeria
IHS SSA
IHS LatAm
HoldCo costs[2]
Net debt
NCI
Implied EqV
Current EqV
Current FV
PrivateCo EqV[5]
Key driver

	IHS Nigeria	IHS SSA	IHS LatAm	HoldCo costs
2025E EBITDA multiple	5.0x - 6.0x	7.0x - 8.0x	9.3x - 10.3x	6.1x - 7.1x
NTM EBITDA multiple	4.8x - 5.7x	7.5x - 8.5x	9.9x - 10.9x	5.9x - 6.9x
2026E EBITDA multiple	5.0x - 6.0x	6.7x - 7.7x	8.9x - 9.9x	5.8x - 6.8x

Delta in value	
Total equity value:	+$575
$ per share:	+$1.67

Source: FactSet as of 22-Aug-25, Broker consensus; Note: Values in $mm except per share values; values rounded to the nearest $25mm; valuation date of 30-Jun-25; net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per management Base case; SBC based on broker estimates added pro rata to Nigeria, SSA and Latam based on EBITDA contribution; $142mm of NCI attributable to I-Systems in Brazil represents 7.1x EBITDA multiple on $47mm of NTM EBITDA (post-IFRS; post-SBC) less $97mm in debt and $17mm in cash and 49% minority interest; based on basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil; [1] NTM EBITDA (post-IFRS; post-SBC) as of 30-Jun-25 of $944mm based on management estimates of $966mm and SBC of $22mm based on average broker estimates; [2] Multiple blended based on EBITDA contribution, applied to NTM HoldCo costs of $111mm; [3] Offers based on post-IFRS values of $250mm for Zambia, $480mm for Cameroon and $773mm for South Africa and illustrative 8.0x EBITDA for Ivory Coast Base case contribution to SSA; [4] Offers based on communicated offer for Latam Towers of $1,100mm (post-IFRS) and I-Systems of BRL2,037mm implying ~$370mm firm value (post-IFRS) based on BRL / USD of 5.5x as of 22-Aug-25; [5] Assumes $100mm in potential cost synergies from management with $34mm attributable to public company costs at blended multiple of Nigeria and SSA

J.P.Morgan IHS Towers of strength

10

For reference only

IHS ILLUSTRATIVE PRIVATE MARKET SUM-OF-THE-PARTS BASED ON RISK-ADJUSTED BASE CASE ESTIMATES

IHS is currently valued at $5.7bn or 6.3x NTM FV / EBITDA (post-IFRS; post-SBC; pro forma for sale of Rwanda) as of 30-Jun-25 (based on Management Risk-adjusted Base Case estimates[1]); pro forma for sale of Rwanda; theoretical private markets based illustrative SOTP of IHS suggests there is ~$0.5bn of value not currently ascribed to business resulting in share price of $8.65

ILLUSTRATIVE SUM OF THE PARTS VALUATION ($MM)

Assumes 30-Jun-25 valuation date

Methodology	
1	Valued based on Zorro offers (August 2025)
2	Valued based on offers[3] for Zambia, Cameroon, and South Africa; NTM EBITDA of 8.0x for Ivory Coast
3	Valued based on communicated offer for Latam Towers and offer for I-Systems in Brazil[4]



3
$1,475
($725)
2
$2,050
1
$3,475
($3,125)
($150)
Implied share price
HIGH
$3,450
$9.99
$2,975
$8.65
LOW
$2,525
$7.31
Current share price: $7.09
~22% premium to current
$2,450
$5,750
For reference only
$3,600
Synergy value
$600
$2,975
IHS Nigeria
IHS SSA
IHS LatAm
HoldCo costs[2]
Net debt
NCI
Implied EqV
Current EqV
Current FV
PrivateCo EqV[5]

Key driver (dashed box)

	IHS Nigeria	IHS SSA	IHS LatAm	HoldCo costs
2025E EBITDA multiple	5.0x - 6.0x	6.9x - 7.9x	9.3x - 10.3x	6.1x - 7.1x
NTM EBITDA multiple	4.7x - 5.7x	7.4x - 8.5x	9.9x - 10.9x	5.9x - 6.9x
2026E EBITDA multiple	5.0x - 6.1x	6.7x - 7.7x	9.0x - 9.9x	5.8x - 6.8x

Delta in value	
Total equity value:	+$525
$ per share:	+$1.56

Source: FactSet as of 22-Aug-25, Broker consensus; Note: Values in $mm except per share values; values rounded to the nearest $25mm; valuation date of 30-Jun-25; net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per management Base case; SBC based on broker estimates added pro rata to Nigeria, SSA and Latam based on EBITDA contribution; $142mm of NCI attributable to I-Systems in Brazil represents 7.8x EBITDA multiple on $47mm of NTM EBITDA (post-IFRS; post-SBC) less $97mm in debt and $17mm in cash and 49% minority interest; based on basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil; [1] NTM EBITDA (post-IFRS; post-SBC) as of 30-Jun-25 of $944mm based on management estimates of $966mm and SBC of $22mm based on average broker estimates; [2] Multiple blended based on EBITDA contribution, applied to NTM HoldCo costs of $111mm; [3] Offers based on post-IFRS values of $250mm for Zambia, $480mm for Cameroon and $773mm for South Africa and illustrative 8.0x EBITDA for Ivory Coast Risk-adjusted Base case contribution to SSA; [4] Offers based on communicated offer for Latam Towers of $1,100mm (post-IFRS) and I-Systems of BRL2,037mm implying ~$370mm firm value (post-IFRS) based on BRL / USD of 5.5x as of 22-Aug-25; [5] Assumes $100mm in potential cost synergies from management with $34mm attributable to public company costs at blended multiple of Nigeria and SSA

J.P.Morgan IHS Towers of strength

11

For reference only

IHS ILLUSTRATIVE PUBLIC MARKET SUM-OF-THE-PARTS BASED ON BASE CASE ESTIMATES

IHS is currently valued at $5.7bn or 6.3x NTM FV / EBITDA (post-IFRS; post-SBC; pro forma for sale of Rwanda) as of 30-Jun-25 (based on Management Base Case estimates[1]); pro forma for sale of Rwanda; theoretical public markets based illustrative SOTP of IHS suggests there is ~$0.3bn of value not currently ascribed to business resulting in share price of $7.84

ILLUSTRATIVE SUM OF THE PARTS VALUATION ($MM)

Assumes 30-Jun-25 valuation date

Methodology

1. Valued based on current IHS 2026E FV / EBITDA trading multiple
2. Valued based on current Helios 2026E FV / EBITDA multiple of 7.3x
3. Valued based on current Telesites 2026E FV / EBITDA multiple of 7.7x



1
$3,525
2
$2,000
3
$1,175
($725)
($3,125)
($150)
Implied share price
HIGH
$3,350
$9.75
$2,700
$7.84
LOW
$2,050
$5.94
Current share price: $7.09
~11% premium to current
$2,450
$5,750
For reference only
Synergy value
$400
$3,100
$2,700
IHS Nigeria
IHS SSA
IHS LatAm
HoldCo costs[2]
Net debt
NCI
Implied EqV
Current EqV
Current FV
PrivateCo EqV[3]

Key driver (dashed box)

Public reference comp:	IHS	helios towers	telesites	
2025E EBITDA multiple	5.0x - 6.0x	6.2x - 8.3x	6.8x - 8.9x	5.8x - 7.3x
NTM EBITDA multiple	4.8x - 5.8x	6.7x - 8.9x	7.2x - 9.4x	5.6x - 7.0x
2026E EBITDA multiple	5.0x - 6.0x	6.0x - 8.0x	6.5x - 8.5x	5.5x - 6.9x

Delta in value

Total equity value:	+$250
$ per share:	+$0.75

Source: FactSet as of 22-Aug-25, Broker consensus; Note: Values in $mm except per share values; values rounded to the nearest $25mm; valuation date of 30-Jun-25; net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per management Base case; SBC based on broker estimates added pro rata to Nigeria, SSA and Latam based on EBITDA contribution; $146mm of NCI attributable to I-Systems in Brazil represents 7.8x EBITDA multiple on $52mm of NTM EBITDA (post-IFRS) less $97mm in debt and $10mm in cash and 49% minority interest; based on basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil; [1] NTM EBITDA (post-IFRS; post-SBC) as of 30-Jun-25 of $944mm based on management estimates of $966mm and SBC of $22mm based on average broker estimates; [2] Multiple blended based on EBITDA contribution, applied to NTM HoldCo costs of $111mm; [3] Assumes $66mm in potential cost synergies per management at blended multiple of Nigeria and SSA

J.P.Morgan IHS Towers of strength
12

For reference only

IHS ILLUSTRATIVE PUBLIC MARKET SUM-OF-THE-PARTS BASED ON RISK-ADJUSTED BASE CASE ESTIMATES

IHS is currently valued at $5.7bn or 6.3x NTM FV / EBITDA (post-IFRS; post-SBC; pro forma for sale of Rwanda) as of 30-Jun-25 (based on Management Risk-adjusted Base Case estimates[1]); pro forma for sale of Rwanda; theoretical public markets based illustrative SOTP of IHS suggests there is ~$0.2bn of value not currently ascribed to business resulting in share price of $7.56

ILLUSTRATIVE SUM OF THE PARTS VALUATION ($MM)

Assumes 30-Jun-25 valuation date

Methodology	
1	Valued based on current IHS 2026E FV / EBITDA trading multiple
2	Valued based on current Helios 2026E FV / EBITDA multiple of 7.3x
3	Valued based on current Telesites 2026E FV / EBITDA multiple of 7.7x



1
$3,425
2
$2,000
3
$1,175
($725)
($3,125)
($150)
Implied share price
HIGH
$3,250
$9.43
$2,600
$7.56
LOW
$1,950
$5.68
Current share price: $7.09
~7% premium to current
$2,450
$5,750
For reference only
$3,000
Synergy value
$400
$2,600
IHS Nigeria
IHS SSA
IHS LatAm
HoldCo costs²
Net debt
NCI
Implied EqV
Current EqV
Current FV
PrivateCo EqV³

Key driver

Public reference comp:	IHS	helios towers	telesites	
2025E EBITDA multiple	5.0x - 5.9x	6.2x - 8.3x	6.8x - 8.9x	5.8x - 7.3x
NTM EBITDA multiple	4.7x - 5.6x	6.7x - 8.9x	7.2x - 9.4x	5.6x - 7.0x
2026E EBITDA multiple	5.0x - 6.0x	6.0x - 8.0x	6.5x - 8.5x	5.5x - 6.9x

Delta in value	
Total equity value:	+$150
$ per share:	+$0.47

Source: FactSet as of 22-Aug-25, Broker consensus; Note: Values in $mm except per share values; values rounded to the nearest $25mm; valuation date of 30-Jun-25; net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per management Base case; SBC based on broker estimates added pro rata to Nigeria, SSA and Latam based on EBITDA contribution; $160mm of NCI attributable to I-Systems in Brazil represents 7.8x EBITDA multiple on $52mm of NTM EBITDA (post-IFRS) less $97mm in debt and $10mm in cash and 49% minority interest; based on basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil; [1] NTM EBITDA (post-IFRS; post-SBC) as of 30-Jun-25 of $944mm based on management estimates of $966mm and SBC of $22mm based on average broker estimates; [2] Multiple blended based on EBITDA contribution, applied to NTM HoldCo costs of $111mm; [3] Assumes $66mm in potential cost synergies per management at blended multiple of Nigeria and SSA

J.P.Morgan IHS Towers of strength

13

For reference only

COUNTERPROPOSAL ACCOUNTING FOR IHS CASH ON BALANCE SHEET AND SYNERGIES

MTN Proposal for IHS Cash	IHS Cash as of Q2'25	Rwanda sale proceeds	Estimated annual synergy range at MTN Group NTM EBITDA (post-IFRS) multiple of 4.0x[2]
$307mm	$533mm[1]	$175mm	~$140 – $240mm



$7.50
($0.21)
$0.64
$0.49
$0.68
$0.38
$9.10
$8.81
MTN Offer Price
Forecasted IHS YE2025 dilution from options issued
Q2'25 reported IHS Cash and Cash equivalents
Rwanda Sale Proceeds
Capitalized annual synergies
Counterproposal range with Cash + Synergy Value Credit

	MTN Offer Price	Forecasted IHS YE2025 dilution from options issued	Q2'25 reported IHS Cash and Cash equivalents	Rwanda Sale Proceeds	Capitalized annual synergies
Equity value ($mm)	**$2,586**	**$2,586**	**$2,812**	**$2,987**	**$3,125 – $3,267**
Shares outstanding (mm)[3]	**344.8**	**354.6**	**354.6**	**354.6**	**354.6**
Memo: Cash + Synergy value credit ($mm)	*307*	*307*	*533*	*708*	*844 – 988*

Source: IHS management estimates (Base case) as of 22-Aug-25, company filings, MTN Group Non-Binding Offer submitted on 19-Aug-25; Note: [1] Represents $533mm of Cash and cash equivalents as of Q2'25; [2] Represents Management estimates of Holding Cost potential synergy range of ~$34mm accounting for public company costs to ~$60mm of total Holding Cost synergies that would allow MTN to achieve objectives of IHS continuing to oversee operations mentioned in Proposal as MTN represents ~60% of current IHS business; [3] Represents estimated share count including 2025E employee share-based payments

J.P.Morgan IHS Towers of strength

14

LATAM PROCESSES ILLUSTRATIVE AGGRESSIVE TIMELINES Key milestone 15 August September October November December Week 11 18 25 1 8 15 22 29 6 13 20 27 3 10 17 24 1 8 15 Project Iguazu (Latam Towers) Phase 1.5 (Macquarie) Provide Phase 1.5 information Respond to further DD Receive updated view of value Phase 1 (CDPQ, I Squared, OTPP, Actis) Formal outreach to selected parties and negotiating NDAs Share marketing materials Respond to initial Q&A Receive Phase 1 bids Phase 2 Prep Phase 2 VDR and Phase 2 Marketing Pack Invite selected parties into Phase 2 Functional diligence In-depth management presentations and expert sessions Final bids due (with SPA mark-ups) Finalize SPA and disclosure schedules Project Mancini (I-Systems) Negotiate TIM Brasil updated Proposal Due diligence SPA negotiations Confirm third party consents & required regulatory approval Prepare external communications Signing Est. Q3’25 Earnings call Est. Q3’25 Earnings call For reference only TIM / Telefonica Brazil BTS JV process currently in market and could introduce potential delay in timing as bidders gain comfort from discussions with IHS Brasil management

APPENDIX 16

MTN NON-BINDING PROPOSAL 17

For reference only

IHS SHAREHOLDER REGISTRY LIST

			IHS			
Name	Equity AUM ($bn)	Style	Position ($mm)	Position (000's shs)	%OS	Pos. Chg (000's shs)
MTN Group Ltd.	$10	Insider	$574	85,177	25.57%	-
Wendel SE (Private Equity)	4	Insider	424	62,975	18.91%	-
Korea Investment Corp. (Investment Management)	48	Long Only	146	21,667	6.51%	-
GIC Pte Ltd. (Investment Management)	102	Long Only	122	18,055	5.42%	-
Issam Darwish	<1	Insider	87	12,922	3.88%	-
International Finance Corporation	108	Long Only	81	11,450	3.44%	-
African Infrastructure Investment Managers Pty., LTD	3	Long-Only	45	6,307	1.89%	-
Nederlandse FMO	13	Long-Only	33	4,673	1.40%	-
Millennium Management LLC	115	Hedge Fund	30	4,414	1.33%	524
Quaker Capital Investments LLC	<1	Long Only	28	4,215	1.27%	-
William Saad	<1	Insider	25	3,741	1.12%	-
JPMorgan Securities LLC (Investment Management)	189	Long Only	16	2,405	0.72%	349
BNP Paribas Financial Markets	133	Long Only	16	2,394	0.72%	1,531
Invus Financial Advisors LLC	1	Insider	16	2,358	0.71%	-
Helikon Investments Ltd.	5	Hedge Fund	16	2,357	0.71%	924
Morgan Stanley & Co. LLC	280	Long Only	13	1,977	0.59%	1,103
Mohamed Darwish	<1	Insider	13	1,922	0.58%	-
Sona Asset Management (US) LLC	3	Hedge Fund	12	1,803	0.54%	(300)
Citadel Securities LLC	31	Long Only	11	1,620	0.49%	1,100
abrdn Investments Ltd.	41	Long Only	11	1,585	0.48%	(116)
Renaissance Technologies LLC	77	Hedge Fund	9	1,353	0.41%	170
Marshall Wace LLP	88	Hedge Fund	8	1,260	0.38%	613
Arrowstreet Capital LP	150	Hedge Fund	8	1,113	0.33%	914
Mallam Bashir Ahmad El-Rufai	<1	Insider	7	1,085	0.33%	-
African Tower Investment Limited	<1	Long Only	7	1,047	0.31%	-
abrdn Investment Management Ltd.	79	Long Only	7	981	0.29%	(95)
Ninety One PLC	192	Long Only	7	953	0.29%	(4,091)
UBS Securities LLC	229	Long Only	6	914	0.27%	671
Two Sigma Investments LP	56	Hedge Fund	6	913	0.27%	497
Charles Schwab Investment Management, Inc.	826	Long Only	5	766	0.23%	269

Source: FactSet as of Q2 2025; Excludes Broker/Dealers and Index

J.P.Morgan IHS Towers of strength

18

IHS SHAREHOLDER REGISTRY LIST (CONT’D) Source: FactSet as of Q2 2025; Excludes Broker/Dealers and Index 19 IHS Name Equity AUM ($bn) Style Position ($mm) Position (000’s shs) %OS Pos. Chg (000’s shs) Acadian Asset Management LLC $57 Long Only $5 734 0.22% 422 Mustafa Tharoo <1 Insider 4 640 0.19% - Abaco Capital SGIIC SA <1 Long Only 4 613 0.18% (42) Two Sigma Advisers LP 50 Hedge Fund 4 607 0.18% 397 D. E. Shaw & Co. LP 102 Hedge Fund 4 569 0.17% 268 Pathstone Family Office LLC 19 Long Only 3 414 0.12% (306) Steve Howden <1 Insider 3 400 0.12% - Hollow Brook Wealth Management LLC <1 Long Only 2 368 0.11% 368 Walleye Capital LLC 15 Hedge Fund 2 342 0.10% 147 Leap Investments LP 6 Hedge Fund 2 317 0.10% 224 Other known Shareholders 53 7,533 2.50% 2088 Subtotal $1,875 276,939 82.54% 7,629 Remaining retail / unreported holders $386 58,582 17.46% - Total $2,261 335,521 100.00% 7,629 For reference only

For reference only

PROPOSAL SOURCES & USES BASED RECONCILIATION: MTN'S VIEW AS DESCRIBED TO J.P. MORGAN BY BOFA / CITI ON 20-AUG-25

SOURCES & USES

Sources	
(1) MTN Equity rollover	$639
MTN new debt	1,000
IHS cash	307
(2) Latam sale proceeds	639
(3) IHS debt rolled over (excl. ROU Lease Liabilities)	2,947
Total sources	**$5,532**

Does not give credit to $533mm of IHS Cash on Balance Sheet as of Q2'25 and $175mm of anticipated Rwanda sale proceeds

Uses	
(4) Equity purchase price	$2,585
IHS debt assumed (excl. ROU Lease Liabilities)	2,947
Total uses	**$5,532**

ASSUMED INPUTS IN MTN SOURCES & USES[1]

Proposal price	
Proposal price	$7.50
Diluted shares outstanding[2]	345
(4) **Implied equity purchase price**	**$2,585**
% stake owned by MTN	*24.7%*
Shares owned by MTN (mm)	**85.2**
(1) **Implied value of MTN equity rollover ($mm)**	**$639**

Latam sale proceeds	
Latam sale multiple (FV / 2025E EBITDAaL)	10.0x
2025E EBITDAaL (based on sellside model)	$110
Implied Latam purchase price	**$1,104**
Less: I-Systems debt (as of 30-Jun-25)	(97)
Less: Group debt raised to refinance IHS Brasil debt in Q2'25	(196)
Less: I-Systems non-controlling interest (as of 30-Jun-25)	(172)
(2) **Implied Latam sale proceeds**	**$639**

IHS debt rolled over (excl. ROU Lease Liabilities)	
IHS debt (as of 30-Jun-25)	$3,240
Less: I-Systems debt (as of 30-Jun-25)	(97)
Less: Group debt raised to refinance IHS Brasil debt in Q2'25	(196)
(3) **Implied IHS debt rolled over (excl. ROU Lease Liabilities)**	**$2,947**

Source: IHS management, Company filings; Note: Net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per management Base case; [1] Assumptions provided in Non-Binding Proposal were communicated as based on Q2'25 filings and assumed Rwanda proceeds of $270mm; all other assumptions included in build shown above based on different sources used to arrive at MTN provided sources and uses; [2] Based on basic shares outstanding of 335mm (85.177mm or 25.5% held by MTN), no RSUs or PSUs and 9.3mm options with strike price of nil

J.P.Morgan IHS Towers of strength
20

21 STRATEGIC RATIONALE FOR MTN WILL FOCUS ON RECLAIMING INFRASTRUCTURE TO ESTABLISH PATH TO GREATER EFFICIENCY AND PROFITABILITY Reduces MTN lease liabilities creating positive equity value; potentially reverses historical cumulative losses related to divested towers High free cash flow generation of Towers business to support leverage and other MTN Group initiatives (i.e., dividends, growing MTN Group FinTech, etc.) Significant synergies generated through country-level and HoldCo SG&A reductions and elimination of public company costs Highly attractive transaction as cost of acquisition financing covered by IHS free cash flow, achievable synergies and other sources of value Increased strategic flexibility in deploying new technologies and expanding network coverage without constraints of third-party agreements For reference only

VALUATION ANALYSIS 22

Source: Company filings, FactSet as of 22-Aug-25; 1 90-day VWAP as of 15-Aug-25 per Non-Binding Proposal; Reuters, International Monetary Fund; Bloomberg 23 NGN / USD IHS Share Price 07-Sep-23: MTN announces 2,500 site cancellation in Nigeria with IHS (-18.6% price reaction) 30-Jan-24: Significant devaluation of the Naira coinciding with the Central Bank of Nigeria introducing sweeping reforms to the foreign exchange market (-19.8% price reaction) 12-Mar-24: IHS selects J.P. Morgan to evaluate strategic alternatives for its business across portfolio and capital allocation priorities as part of FY23 earnings (+12.7% price reaction) 07-Aug-24: IHS and MTN announce renewal and extension of all Nigerian tower MLAs covering 25,000+ tenancies, including 1,430 tenancies renegotiated from Sep-23 announcement, through 2032 (+16.7% price reaction) 14-Nov-24: IHS announces successful refinancing of $1.2bn through issuance of dual tranche Senior Notes to remove and reduce shorter term maturity debt (+1.5% price reaction) 23-Dec-24: IHS completes sale of 70% interest in IHS Kuwait to Zain Group at enterprise value of $230mm (-3.4% price reaction) 20-Jan-25: Nigerian government approves 50% tariff increase for MNOs (+7.5% price reaction) 18-Mar-25: IHS delivered strong FY24 earnings largely driven by FX stability and major contract renewals (+13.3% price reaction) 08-May-25: Nigeria pays off IMF’s $3.4bn Covid loan to exit debt list (-3.9% price reaction) 20-May-25: Along with Q1’25 earnings, IHS announced sale of its Rwanda operations to Paradigm Tower Ventures at enterprise value of $274.5mm (-11.0% price reaction) 30-May-25: Nigeria Upgraded to B3 by Moody’s on Fiscal, Forex Gains (+2.2% price reaction) 12-Aug-25: IHS delivered strong 2Q25 earnings as operational performance and FX more than offset lower FX resets, power indexation headwinds, and Rwanda sale (+8.5% price reaction) 5 4 6 8 1 4 5 6 8 7 9 7 9 IHS SHARE PRICE PERFORMANCE SINCE JANUARY 2023 Share price performance since Jan-23 12 1 12 IHS MILESTONES AGAINST NIGERIA FX BACKDROP $7.09 Key Reference Points Jan-23 Jul-23 Jan-24 Jul-24 Feb-25 Aug-25 IHS EV / 1yr frwd. EBITDA 5.7x 5.7x 4.8x 5.1x 5.2x 6.0x USD Nigeria Discount rate 12.0% 12.5% 11.4% 11.5% Barrel price $82.82 $85.22 $82.98 $81.39 $77.11 $67.67 3 10 3 11 Share Price Premiums Current $7.50 $8.00 $8.50 $9.00 Premium to current (22-Aug-25) $7.09 6% 13% 20% 27% VWAP (30D) (22-Aug-25) $6.49 15% 23% 31% 39% VWAP (60D) (22-Aug-25) $6.09 23% 31% 40% 48% VWAP (90D) (22-Aug-25) $5.83 29% 37% 46% 54% VWAP (90D) (15-Aug-25) 1 $5.76 30% 39% 48% 56% 2 11 2 10 For reference only

54 93 169 199 131 83 79 51 37 17 9 48 10 <0% >0% – 10% >10% – 20% >20% – 30% >30% – 40% >40% – 50% >50% – 60% >60% – 70% >70% – 80% >80% – 90% >90% – 100% >100% – 150% 150%+ Overall median2 : 28.9% HISTORICAL PREMIUM DISTRIBUTION Unaffected premium ranges and number of transactions per premium range; filters for US public transactions >$1.0bn in deal value since Jan-15 – Aug-25 by strategics, sponsors, and controlling shareholders including Delaware and Cayman Source: Dealpoint data; FactSet as of 22-Aug-25 Note: Net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm, cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence and $19mm ROU Lease Liabilities as of 30-Jun-25 per management Base case; ¹ Includes only deals for which Dealpoint data is available; 2 Overall median for the period 01-Jan-15 to 22-Aug-25; 3 For unaffected premium ranges, the implied share price shown is the midpoint of the range; 4 Based on Risk-adjusted Base case as of 22-Aug-25; EBITDA (post-IFRS; post-SBC) Total 54 93 169 199 131 83 79 51 37 17 9 48 10 % of total 6.7% 11.5% 20.9% 24.6% 16.2% 10.3% 9.8% 6.3% 4.6% 2.1% 1.1% 5.9% 1.2% 24 Given no leak on Project Mango to-date, IHS’ current share price represents an “unaffected price” Implied IHS share price3 $7.09 $7.44 $8.15 $8.86 $9.57 $10.28 $10.99 $11.70 $12.41 $13.12 $13.83 $15.95 $17.73 2026E FV / EBITDA4 5.9x 6.1x 6.3x 6.6x 6.8x 7.1x 7.3x 7.6x 7.8x 8.1x 8.4x 9.1x 9.7x For reference only

GLOBAL TOWER SECTOR – TRADING AND OPERATING METRICS

Firm value, EBITDA and leverage are stated on post-IFRS basis

Region	Company	Mkt. Cap ($bn)	Adj. FV ($bn)	Revenue '25E-'27E CAGR	EBITDA '25E-'27E CAGR	EBITDA '25E Margin	ALFCF[1] '25E Conversion	ALFCF[1] '25E Yield	Adj. FV / EBITDA '25E (FRO)	Adj. FV / EBITDA '26E (FRO)	EqV / ALFCF[1] '25E (FRO)	EqV / ALFCF[1] '26E (FRO)	Net leverage[2]	Annualized dividend yield
FRO	IHS – *Management Base Case*	$2.4	$5.7	5.3%	6.2%	56.2%	43.1%	17.0%	6.0x	6.0x	5.9x	5.4x	3.3x	NA
FRO	IHS – *Management Risk-Adj. Base Case*	2.4	5.7	3.9%	6.3%	55.3%	43.8%	17.0%	6.1x	6.1x	5.9x	5.6x	3.3x	NA
Africa	IHS – *Broker Estimates (PF Rwanda)*	2.4	5.7	5.3%	5.6%	56.1%	39.0%	15.2%	6.0x	5.8x	6.6x	6.3x	3.3x	NA
Africa	helios towers	1.9	3.7	7.6%	10.3%	53.6%	35.6%	8.4%	8.1x	7.3x	11.9x	9.6x	3.9x	NA
Africa	**Average**			**6.4%**	**7.9%**	**54.8%**	**37.3%**	**11.8%**	**7.0x**	**6.5x**	**9.2x**	**7.9x**	**3.6x**	**NA**
Latam	telesites	2.9	5.8	5.3%	5.3%	96.1%	48.8%	12.1%	8.1x	7.7x	8.2x	7.8x	2.9x	3.4%
Latam	SITES	0.7	4.9	8.1%	7.8%	93.9%	15.8%	93.5%	5.5x	4.9x	5.0x	5.7x	5.0x	NA
Latam	**Average**			**6.7%**	**6.6%**	**95.0%**	**32.3%**	**52.8%**	**6.8x**	**6.3x**	**6.6x**	**6.8x**	**4.0x**	**3.4%**
US	American Tower	99.6	151.2	4.1%	4.3%	74.6%	63.3%	5.0%	19.3x	18.5x	20.1x	18.8x	5.4x	3.2%
US	Crown Castle	45.5	70.1	2.6%	3.9%	75.2%	65.4%	4.6%	22.0x	21.1x	21.9x	19.9x	6.1x	4.1%
US	SBA	24.0	38.8	1.2%	2.0%	75.7%	63.1%	5.8%	17.7x	18.0x	17.3x	17.4x	6.5x	2.0%
US	**Average**			**2.7%**	**3.4%**	**75.1%**	**63.9%**	**5.1%**	**19.7x**	**19.2x**	**19.8x**	**18.7x**	**6.0x**	**3.1%**
EU	cellnex	25.7	51.9	5.5%	5.7%	82.6%	47.7%	7.2%	13.3x	12.6x	13.8x	10.8x	6.4x	0.0%
EU	INWIT	11.5	17.1	5.5%	5.6%	91.4%	56.4%	5.7%	14.7x	14.1x	17.6x	16.8x	5.1x	4.9%
EU	**Average**			**5.5%**	**5.6%**	**87.0%**	**52.1%**	**6.5%**	**14.0x**	**13.3x**	**15.7x**	**13.8x**	**5.8x**	**2.4%**

For reference only (Africa, Latam, US, EU)

Source: Company filings, Wall Street research, FactSet as of 22-Aug-25; Note: IHS figures are pro forma for sale of Rwanda portfolio assuming $175.0mm upfront consideration, $94.5mm deferred consideration and $19.4mm ROU Lease Liabilities, $3.0mm NWC adjustment, and $0.0mm debt at country level, deducts Rwanda contribution of ~$40mm EBITDA based on Sellside case as of 10-Jun-25; For all companies, firm value and EBITDA are stated on a post-IFRS, post-ASC 842, post-IND AS-116 basis for purposes of trading and operating comparables; For American peers, EBITDA is post-SBC; For non-U.S. operators where broker estimates for ALFCF or RLFCF unavailable, ALFCF is defined as (adjusted net income + D&A – maintenance capex), for U.S. operators AFFO used as proxy for ALFCF; Maintenance capex estimated at 1.5% of revenue where not available; [1] Excluding minority and non-controlling interest; [2] Based on LTM EBITDA rather than how companies' report it

J.P.Morgan IHS Towers of strength

25

26 KEY TOWERCO VALUATIONS ACROSS DEVELOPED AND EMERGING MARKETS Source: FactSet as of 22-Aug-25; U.S. TowerCos are shown on pre-IFRS basis, International TowerCos are shown on post-IFRS basis Data derived from FactSet (multiples may differ from hand-spread comps multiples) Average EV / NTM EBITDA multiples 2023 2024 2025 (YTD) 2023 – 2025 (YTD) IHS 5.1x 5.0x 5.3x 5.2x Helios Towers 7.4x 7.2x 7.0x 7.2x Crown Castle 17.9x 18.0x 22.7x 19.5x AMT 20.1x 20.6x 20.7x 20.5x SBA 20.5x 18.6x 18.8x 19.3x Cellnex 14.6x 13.7x 13.0x 13.7x INWIT 16.1x 14.2x 13.7x 14.7x Telesites 9.7x 9.1x 7.4x 8.7x Sitios 6.3x 5.8x 5.3x 5.8x FV / NTM EBITDA Developed Markets Emerging Markets For reference only For reference only

IHS BROKER VALUATION BENCHMARKING Source: Wall Street research; FactSet as of 22-Aug-25; 1 New Street Research model as of Q125 assumes 11.8% discount rate and 2.5% TGR 27 Broker Report Date Price Target (USD) Valuation methodology Multiples Group discount rate (%) TGR (%) 14-Aug-25 $8.75 DCF (33%) Fwd. EV / TGPaL (33%) Fwd. P / AFFOPS (33%) Fwd. EV / TGPaL: 5.0x Fwd. P / AFFOPS: 7.0x 13.0% 2.5% 12-Aug-25 $8.00 DCF (10% private-to-public discount) N/A 11.5% 3.5% 12-Aug-25 $6.25 DCF (50%) Fwd. EV / EBITDA (50%) Terminal EV / EBITDA: 9.3x Fwd. EV / EBITDA: 4.0x 15.8% 5.0% 12-Aug-25 $7.701 N/A N/A 11.8% 2.5% 12-Aug-25 $6.50 Fwd. EV / EBITDAaL Fwd. EV / EBITDAaL: 7.0x N/A N/A 23-May-25 $8.50 DCF Terminal EV / EBITDA: 7.0x 15.0% N/A 21-May-25 $17.00 DCF (10% private-to-public discount) Terminal EV / EBITDA: 7.5x 10.2% 3.1% Brokers present forecasts on a USD basis Median PT / % premium to current Including TD Cowen: $8.00 / +12.8% Excluding TD Cowen: $7.85 / +10.7% Memo: Current (22-Aug-25) $7.09 For reference only Broker A Broker B Broker C Broker D Broker E Broker F Broker G

1 ILLUSTRATIVE DISCOUNT CASH FLOW ANALYSIS BASED ON BASE CASE (AS OF 22-AUG-25) PER MANAGEMENT ESTIMATES

Values in $mm; assumes valuation date of 30-Jun-25 and 11.5% midpoint discount rate; assumes SBC based on average broker estimates; pro forma for sale of Rwanda

		Management forecasts						
$mm	Dec-24A	Dec-25E	Dec-26E	Dec-27E	Dec-28E	Dec-29E	Dec-30E	TV
Revenue	**$1,654**	**$1,675**	**$1,726**	**$1,899**	**$1,994**	**$2,114**	**$2,246**	**$2,302**
% growth		*1.3%*	*3.0%*	*10.1%*	*5.0%*	*6.0%*	*6.2%*	*2.5%*
% rolling CAGR (based on 2025E revenue)			*3.0%*	*6.5%*	*6.0%*	*6.0%*	*6.0%*	
EBITDA (post-IFRS)	**$889**	**$972**	**$986**	**$1,125**	**$1,187**	**$1,274**	**$1,371**	**$1,381**
% margin	*53.8%*	*58.0%*	*57.2%*	*59.2%*	*59.5%*	*60.3%*	*61.0%*	*60.0%*
Less: Ground lease expense		(109)	(117)	(128)	(136)	(136)	(137)	(141)
% revenue		*6.5%*	*6.8%*	*6.7%*	*6.8%*	*6.4%*	*6.1%*	*6.1%*
EBITDA (pre-IFRS)		**$862**	**$869**	**$997**	**$1,051**	**$1,138**	**$1,233**	**$1,240**
% margin		*51.5%*	*50.4%*	*52.5%*	*52.7%*	*53.8%*	*54.9%*	*54.9%*
Less: SBC		(24)	(20)	(21)	(22)	(24)	(25)	(26)
% revenue		*1.4%*	*1.2%*	*1.1%*	*1.1%*	*1.1%*	*1.1%*	*1.1%*
Less: D&A (excluding IFRS 16 leases) & impairment		(332)	(359)	(374)	(392)	(363)	(359)	(349)
EBIT		**$507**	**$490**	**$602**	**$637**	**$751**	**$850**	**$866**
Less: Taxes		(163)	(158)	(194)	(205)	(242)	(274)	(279)
% tax rate		*32.2%*	*32.2%*	*32.2%*	*32.2%*	*32.2%*	*32.2%*	*32.2%*
NOPAT		**$344**	**$332**	**$408**	**$432**	**$509**	**$576**	**$587**
Plus: D&A (excluding IFRS 16 leases)		324	354	368	386	358	353	349
% total capex		*117.0%*	*117.8%*	*106.9%*	*117.8%*	*106.2%*	*98.5%*	*95.0%*
Plus: Impairment & other		7	6	6	6	6	6	-
% revenue		*0.4%*	*0.3%*	*0.3%*	*0.3%*	*0.3%*	*0.2%*	*0.0%*
Less: Discretionary capex[1]		(189)	(196)	(231)	(206)	(214)	(229)	(235)
% revenue		*11.3%*	*11.4%*	*12.2%*	*10.3%*	*10.1%*	*10.2%*	*10.2%*
Less: Non-discretionary capex		(88)	(104)	(113)	(121)	(123)	(129)	(133)
% revenue		*5.3%*	*6.0%*	*6.0%*	*6.1%*	*5.8%*	*5.8%*	*5.8%*
Plus / Less: Change in NWC		83	30	22	22	17	17	-
% change in revenue		*390.3%*	*59.2%*	*12.8%*	*23.3%*	*14.1%*	*12.8%*	*0.0%*
Plus: Cash from sale of Rwanda (post-2025)			30	52	18	-	-	-
UFCF		**$481**	**$451**	**$511**	**$536**	**$552**	**$593**	**$568**
Memo: Cumulative discounted UFCF		*$234*	*$638*	*$1,049*	*$1,436*	*$1,793*	*$2,137*	

PV of UFCF ($mm)

Discount rate	
11.00%	$2,163
11.50%	2,137
12.00%	2,112

PV of terminal value ($mm)

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	$3,729	$3,967	$4,236
11.50%	3,454	3,664	3,898
12.00%	3,209	3,394	3,600

Implied FV ($mm) (pre-IFRS)

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	$5,891	$6,130	$6,398
11.50%	5,591	**$5,801**	6,035
12.00%	5,321	5,506	5,713

Implied FV / 2026E Adj. EBITDAaL[4]

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	6.9x	7.2x	7.5x
11.50%	6.6x	**6.8x**	7.1x
12.00%	6.3x	6.5x	6.7x

Implied TV / 2030E Adj. EBITDAaL[4]

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	6.1x	6.5x	6.9x
11.50%	5.8x	**6.2x**	6.5x
12.00%	5.5x	5.9x	6.2x

Implied share price

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	$9.24	$9.93	$10.71
11.50%	$8.37	**$8.97**	$9.65
12.00%	$7.58	$8.12	$8.72

ROU Lease Liabilties[1]

Discount rate	
11.00%	$595
11.50%	595
12.00%	595

Equity value[2]

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	$3,184	$3,423	$3,692
11.50%	2,884	3,094	3,328
12.00%	2,614	2,800	3,006

Implied FV ($mm) (post-IFRS)[3]

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	$6,486	$6,725	$6,993
11.50%	6,186	**$6,396**	6,630
12.00%	5,916	6,101	6,307

Implied FV / 2026E Adj. EBITDA[5]

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	6.7x	7.0x	7.2x
11.50%	6.4x	**6.6x**	6.9x
12.00%	6.1x	6.3x	6.5x

Implied TV / 2030E Adj. EBITDA[5]

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	5.9x	6.3x	6.7x
11.50%	5.7x	**6.0x**	6.3x
12.00%	5.4x	5.7x	6.1x

Premium to current

Discount rate	TVGR 2.0%	2.5%	3.0%
11.00%	30%	40%	51%
11.50%	18%	**27%**	36%
12.00%	7%	15%	23%

Source: IHS management; Company filings, FactSet as of 22-Aug-25; Note: FYE 31-Dec; assumes valuation date of 30-Jun-25; tax rate calculated as a weighted average based on 2025E EBITDA contributions; assumes mid-year discounting; [1] $595mm in ROU Lease Liabilities as of 30-Jun-25 based on filings ROU Lease Liabilities of $614mm and $19mm of ROU Lease Liabilities from Rwanda used to calculate post-IFRS firm value and EBITDA multiples; [2] Net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm and cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence; based on basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil; [3] Represents implied firm value (pre-IFRS) plus ROU Lease Liabilities of $595mm; [4] EBITDAaL uses EBITDA (pre-IFRS; post-SBC); [5] EBITDA uses EBITDA (post-IFRS; post-SBC)

J.P.Morgan IHS Towers of strength

28

ILLUSTRATIVE DISCOUNT CASH FLOW ANALYSIS BASED ON RISK-ADJUSTED BASE CASE (AS OF 22-AUG-25) PER MANAGEMENT ESTIMATES 29 Management forecasts $mm Dec-24A Dec-25E Dec-26E Dec-27E Dec-28E Dec-29E Dec-30E TV Revenue $1,654 $1,675 $1,702 $1,850 $1,915 $2,000 $2,088 $2,141 % growth 1.3% 1.6% 8.7% 3.5% 4.4% 4.4% 2.5% % rolling CAGR (based on 2025E revenue) 1.6% 5.1% 4.5% 4.5% 4.5% EBITDA (post-IFRS) $889 $972 $970 $1,094 $1,134 $1,195 $1,260 $1,284 % margin 53.8% 58.0% 57.0% 59.1% 59.2% 59.8% 60.3% 60.0% Less: Ground lease expense (109) (116) (126) (132) (132) (133) (137) % revenue 6.5% 6.8% 6.8% 6.9% 6.6% 6.4% 6.4% EBITDA (pre-IFRS) $863 $853 $968 $1,002 $1,063 $1,127 $1,148 % margin 51.5% 50.1% 52.3% 52.3% 53.1% 54.0% 54.0% Less: SBC (24) (20) (21) (21) (22) (23) (24) % revenue 1.4% 1.2% 1.1% 1.1% 1.1% 1.1% 1.1% Less: D&A (excluding IFRS 16 leases) & impairment (340) (354) (362) (377) (348) (341) (309) EBIT $500 $479 $585 $604 $693 $762 $815 Less: Taxes (161) (154) (188) (195) (223) (246) (263) % tax rate 32.2% 32.2% 32.2% 32.2% 32.2% 32.2% 32.2% NOPAT $339 $324 $396 $409 $469 $516 $553 Plus: D&A (excluding IFRS 16 leases) 332 349 357 371 342 336 309 % total capex 119.8% 121.0% 109.6% 120.3% 110.5% 105.9% 95.0% Plus: Impairment & other 7 6 6 6 6 6 - % revenue 0.4% 0.3% 0.3% 0.3% 0.3% 0.3% 0.0% Less: Discretionary capex (189) (183) (211) (185) (187) (188) (193) % revenue 11.3% 10.8% 11.4% 9.6% 9.4% 9.0% 9.0% Less: Non-discretionary capex (88) (105) (114) (124) (123) (129) (132) % revenue 5.3% 6.2% 6.2% 6.5% 6.1% 6.2% 6.2% Plus / Less: Change in NWC 83 10 0 3 1 0 - % change in revenue 390.3% 38.8% 0.1% 5.3% 0.9% 0.3% 0.0% Plus: Cash from sale of Rwanda (post-2025) 30 52 18 - - - UFCF $483 $431 $485 $499 $508 $541 $536 Memo: Cumulative discounted UFCF $235 $622 $1,012 $1,372 $1,700 $2,014 Source: IHS management; Company filings, FactSet as of 22-Aug-25; Note: FYE 31-Dec; assumes valuation date of 30-Jun-25; tax rate calculated as a weighted average based on 2025E EBITDA contributions; assumes mid-year discounting; 1 $595mm in ROU Lease Liabilities as of 30-Jun-25 based on filings ROU Lease Liabilities of $614mm and $19mm of ROU Lease Liabilities from Rwanda used to calculate post-IFRS firm value and EBITDA multiples; 2 Net debt and non-controlling interest as of 30-Jun-25 includes $3,240mm in debt, $533mm in cash and $172mm in non-controlling interest; adjustments for sale of Rwanda include cash proceeds of $175mm and cash that moves with the transaction to Paradigm Infrastructure of $3mm per due diligence; based on basic shares outstanding of 335mm, no RSUs or PSUs and 9.3mm options with strike price of nil; 3 Represents implied firm value (pre-IFRS) plus ROU Lease Liabilities of $595mm; 4 EBITDAaL uses EBITDA (pre-IFRS; post-SBC); 5 EBITDA uses EBITDA (post-IFRS; post-SBC) Values in $mm; assumes valuation date of 30-Jun-25 and 11.5% midpoint discount rate; assumes SBC based on average broker estimates; pro forma for sale of Rwanda PV of UFCF ($mm) PV of terminal value ($mm) Implied FV ($mm) (pre-IFRS) Implied FV / 2026E Adj. EBITDAaL4 Implied TV / 2030E Adj. EBITDAaL4 Implied share price TVGR TVGR TVGR TVGR TVGR 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% Discount rate 11.00% $2,038 $3,519 $3,744 $3,998 $5,557 $5,782 $6,036 6.7x 6.9x 7.2x 6.3x 6.7x 7.1x $8.27 $8.92 $9.65 11.50% 2,014 3,260 3,458 3,679 5,274 $5,472 5,693 6.3x 6.6x 6.8x 6.0x 6.4x 6.8x $7.45 $8.02 $8.66 12.00% 1,991 3,028 3,203 3,398 5,020 5,195 5,389 6.0x 6.2x 6.5x 5.7x 6.1x 6.4x $6.71 $7.22 $7.78 ROU Lease Liabilties1 Equity value2 Implied FV ($mm) (post-IFRS)3 Implied FV / 2026E Adj. EBITDA5 Implied TV / 2030E Adj. EBITDA5 Premium to current TVGR TVGR TVGR TVGR TVGR 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% 2.0% 2.5% 3.0% Discount rate 11.00% $595 $2,850 $3,075 $3,329 $6,152 $6,377 $6,631 6.5x 6.7x 7.0x 6.1x 6.5x 6.9x 17% 26% 36% 11.50% 595 2,567 2,765 2,987 5,869 $6,067 6,288 6.2x 6.4x 6.6x 5.9x 6.2x 6.5x 5% 13% 22% 12.00% 595 2,313 2,488 2,682 5,615 5,790 5,984 5.9x 6.1x 6.3x 5.6x 5.9x 6.2x (5%) 2% 10% 2

DISCOUNT RATE ANALYSIS – CONSOLIDATED Source: FactSet, Barra, J.P. Morgan estimates, Bloomberg; Note: Market data as of 22-Aug-25 1 U.S. 10-year treasury bond yield as of 16-Aug-25; 2 Relevered historical beta is implied based on unlevering historical levered beta for each respective company based on their current capital structure and 5-year historical weighted average tax rate then subsequently relevering based on debt/total cap target of 35.0% and target marginal tax rate of 32.2%; 3 Assumes pre-tax cost of debt of 9.5%, debt/total cap target of 35.0% and tax rate of 32.2%; 4 Calculated from Bloomberg SOVR CDS spreads; 5 Calculated as weighted average of country-level cost of debt on 10-year unsecured notes, weighted based on 2025E EBITDA – non-discretionary capex contribution from IHS management estimates (FC07 Updated – FX & Growth Adjusted BP) as of 22-Aug-25 30 Cost of equity 12.3% 13.2% 14.1% 15.0% Debt / total cap 15.0% 11.5% 12.2% 13.0% 13.7% 25.0% 10.9% 11.5% 12.2% 12.9% 35.0% 10.3% 10.9% 11.4% 12.0% 45.0% 9.7% 10.2% 10.7% 11.2% 55.0% 9.1% 9.5% 9.9% 10.3% Cost of equity 12.3% 13.2% 14.1% 15.0% Pre-tax cost of debt 8.5% 10.0% 10.6% 11.2% 11.8% 9.0% 10.2% 10.7% 11.3% 11.9% 9.5% 10.3% 10.9% 11.4% 12.0% 10.0% 10.4% 11.0% 11.6% 12.1% 10.5% 10.5% 11.1% 11.7% 12.2% Risk free rate1 4.33% Equity risk premium 3.25% ― 4.25% Levered beta 0.95 ― 1.35 Country risk premium4 4.9% ― 4.9% Cost of equity 12.3% ― 15.0% Pre-tax cost of debt5 9.5% Post-tax cost of debt 6.5% Debt / total cap target 35.0% Calculated discount rate 10.28% ― 12.01% Selected discount rate 11.00% ― 12.00% Market Debt/ Levered Relevered Company cap total cap Barra Historical historical2 Africa IHS $2,445 61.1% 1.360 1.545 1.022 Helios Towers 1,947 49.4% 0.965 0.819 0.700 LatAm Towers Telesites 2,874 44.3% 0.745 0.367 0.389 Sitios 720 85.5% 0.896 0.363 0.099 North America American Tower 99,579 30.8% 0.540 0.740 0.721 Crown Castle 45,509 34.2% 0.627 0.704 0.711 SBA 23,997 38.9% 0.560 0.725 0.613 Europe Cellnex 25,688 50.0% 0.631 0.708 0.576 Inwit 11,510 34.0% 0.513 0.515 0.492 Mean 47.6% 0.760 0.721 0.591 Median 44.3% 0.631 0.708 0.613 Discount rate summary Capital structure benchmarks Cost of equity vs. debt / total cap target3 Cost of equity vs. pre-tax cost of debt3 For reference only

PRIVATE SOTP TRANSACTION OFFERS Buyer Offer date Offer (post-IFRS) ($mm) Implied FV / NTM EBITDA (post-IFRS)1 (Base case) January 2025 $480 6.1x August 2025 250 5.9x H1 2025 7732 9.1x July 2025 1,1003 10.8x August 2025 3704 7.8x August 2025 520 5.9x5 31 Cameroon Zambia Source: IHS management; Company filings; Note: 1 Cameroon, Zambia, South Africa, Latam Towers, and Latam Fiber NTM EBITDA as of 30-Jun-25 of $79mm, $42mm, $85mm, $102mm and $47mm, respectively based on Base case management estimates as of 22-Aug-25; 2 Offer price on 100% of the company; 3 Verbally communicated offer; 4 BRL2,037mm implying ~$370mm firm value (post-IFRS) based on BRL / USD of 5.5x as of 19-Aug-25; 5 Proposed NTM transaction multiple on select portfolio of 2,000 IHS Nigeria towers based on Beacon LOI as of 23-Aug-25 (6.5x H1 annualized 2025E EBITDA of $80mm) Latam Towers South Africa Latam Fiber Nigeria For reference only

For reference only

PRECEDENT TOWER TRANSACTIONS – AFRICA



NTM EBITDA pre-IFRS multiple
NTM EBITDA post-IFRS multiple
Normalized EBITDA pre-IFRS multiple
13.7x1
6.7x2
11.1x3
9.5x5
9.7x6
~9.5x7
~9.0 – 9.5x9
8.3x11

Target *(% stake)*	Eaton Towers 5 markets in Africa *(90%)*	Atlas Tower S.A. *(94%)*	Free Senegal	Airtel Malawi / Madagascar	Airtel Tanzania	MTN S.A. *(70%)*	Swiftnet S.A. *(70%)*	IHS
Acquirer	American Tower	SBA	Helios Towers	Helios Towers	SBA / Paradigm	IHS	Actis	Paradigm
Date:	May-19	Jul-19	Aug-20	Mar-21	Jun-21	Nov-21	Mar-24	May-25
No. towers:	5,500	~900	1,200	1,229	1,400	5,709	4,000	1,465
Value ($mm):	1,850	140	210[4]	124	175	710[8]	356[10]	275[12]
FV / tower ($000)	336	156	172	101	125	124	89	187
Commentary	• Acquisition of Eaton Towers' Ghana, Uganda, Kenya, Burkina Faso, and Niger assets by American Tower to accelerate new build activity	• Acquisition of 94% of Atlas Towers' South Africa assets by SBA	• Acquisition of Free's Senegal assets by Helios Towers, including 15-year energy service agreement and deferred payment for 400 committed BTS	• Acquisition of Airtel Africa's Madagascar and Malawi assets by Helios Towers, including 12-year service agreement	• Acquisition of Airtel Africa's Tanzania assets by SBA and Paradigm Infrastructure JV to expand on Airtel's asset-light efforts	• Acquisition of 70% of MTN's South Africa assets by IHS, including provision for Power Managed Service Agreement	• Acquisition of Telkom's South Africa assets Switnet by Actis (70%) and Royal Bafokeng Holdings (30%) to drive internet transition	• Acquisition of IHS' Rwanda assets by Paradigm Infrastructure, including $99.5mm deferred consideration

Source: Company filings and press releases, Wall Street research, Thomson Reuters; Note: Transaction values are converted to USD using exchange rate at announcement date; excludes non control acquisitions; [1] Per RBC report on 31-May-19; [2] Per SBA Q2'19 earnings release on 29-Jul-19; [3] Per Helios press release on 12-Aug-20; [4] Value of €178mm at USD / EUR exchange ratio as of 12-Aug-20 of 1.18; [5] Per Helios press release on 23-Mar-21; [6] Per SBA 8-K on 02-Jun-21; [7] Per IHS press release on 24-Jan-22; [8] Value of €710mm at USD / ZAR exchange ratio as of 17-Nov-21 of 0.065; [9] Represents LTM EBITDA post-IFRS multiple per Telkom SA press release on 22-Mar-2024; [10] Value of 356mm at USD / ZAR exchange rate as of 22-Mar-24 of 0.053; [11] Per IHS press release on 20-May-25; [12] Includes value of $95mm deferred consideration payments

J.P.Morgan IHS Towers of strength

32

For reference only

PRECEDENT TOWER TRANSACTIONS – LATAM

Brazil transaction multiples typically shown on a TCF basis with a median of 15.5x historically, which when converted into EBITDA / EBITDAaL multiples would result in 20.0x – 25.0x multiples, with multiples moving lower in Latam recently due to higher rates and financing costs

FV / NTM TCF



Median: 15.4x
Median of transactions since 2022: 13.0x
11.0x[1]
~15.0x[2]
10.7x[3]
~15.0x – 20.0x[4]
24.1x[5]
19.5x[6]
19.5x[7]
14.8x[8]
N/A
N/A
N/A
N/A
15.7x[13]
15.8x[14]
12.1x[15]
16.3x[16]
14.7x[18]
10.2x[19]
17.3x[21]
14.0x[23]

	Oct-24	Nov-23	Aug-22	Jul-22	Jan-21	Nov-20	Dec-19	Dec-19	Feb-19	Oct-18	Jul-18	Feb-18	Nov-14	Jun-14	Jun-14	Dec-13	Aug-13	Jul-13	Dec-12	Jun-12
FV / Towers (US)	139,286	313,077	275,456	244,737	288,630	NA	238,125	353,069	200,000	199,557	162,059	181,250	185,185	321,146	211,231	319,859	182,002	144,503	220,740	183,629
Acquirer	SBA	Phoenix Tower	SBA	Phoenix Tower	American Tower	Highline	American Tower	SBA	Phoenix Tower	Phoenix Tower	Phoenix Tower	SBA	American Tower	SBA	American Tower	SBA	American Tower	SBA	SBA	American Tower
Target	Millicom tigo	Liberty	GTS SPT	WOM	Telxius	Phoenix Tower	entel	GTS SP3	Uniti	Digicel	altice	tigo	TIM	oi	BR Towers	oi	nii	oi	vivo	vivo
Firm value (USbn)	1.0	0.4	0.7	0.9	9.9	NA	0.7	0.5	0.1[9]	0.1[10]	0.2[11]	0.1[12]	1.2	0.5	1.0	0.6[17]	0.8	0.3[20]	0.2[22]	0.3
Tower count	7,000	1,300	2,632	3,800	34,300	2,500	3,242	1,336	500	451	1,049	800	6,480	1,641	4,630	2,007	4,456	2,113	800	1,692
Country					Latam															

Source: Company filings and press releases, Merger Markets, TowerXchange, RBC Communications Infrastructure report, Market Intelligence; Note: Transaction values are converted to USD using exchange rate at announcement date;
[1] Per Developing Telecoms release on 30-Oct-24; [2] Per J.P. Morgan market intelligence; [3] Per SBA Form 10-Q on 04-Aug-22; [4] Per J.P. Morgan market intelligence; [5] Per American Tower 8-K on 13-Jan-21; [6] Per J.P. Morgan market intelligence; [7] Per J.P. Morgan market intelligence; [8] Per SBA Q4'19 reports on 06-Dec-19; [9] Per Uniti press release on 19-Feb-19; [10] Per PR Newswire release on 01-Oct-18; [11] Per PR Newswire release on 30-Jul-18; [12] Per Cision News on 06-Feb-18; [13] Per Business Wire release on 21-Nov-14; [14] Per RCR Wireless News on 25-Jun-14; [15] Per RBC Infrastructure report on 16-Jun-14; [16] Per GlobeNewswire release on 04-Dec-13; [17] Value of R$1.525bn at USD / BRL exchange ratio as of 04-Dec-13 of 0.42; [18] Per Business Wire release on 09-Aug-13; [19] Per GlobeNewswire release on 15-Jul-13; [20] Value of R$686.7mm at USD / BRL exchange ratio as of 15-Jul-13 of 0.44; [21] Per BR Deal release on 27-Dec-12; [22] Value of R$362.8mm at USD / BRL exchange ratio as of 27-Dec-12 of 0.49; [23] Per American Tower 2012 Annual Report on 30-Jun-12

J.P.Morgan IHS Towers of strength

33

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